UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

FIRSTFED FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Boulevard, Suite 850 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 405-7212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2012, Giselle Acevedo resigned as a member of the Board of Directors of FirstFed Financial Corp. (the “Company”). Ms. Acevedo’s resignation from the Company’s Board of Directors did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP. (Registrant)

March 27, 2012	By:	/s/ CARL W. MCKINZIE
Carl W. McKinzie Chief Executive Officer